JOINDER

This Joinder (this “Joinder”) dated as of January 28, 2008, is entered into by FREDERICK’S OF HOLLYWOOD GROUP INC., a New York corporation (“Group”), and FURSA ALTERNATIVE STRATEGIES LLC, a Delaware limited liability company, as agent and collateral agent for the Lenders (together with its successors, “Agent”) with respect to the following documents: (1) General Security Agreement dated as of January 7, 2003, among FOH Holdings, Inc., Frederick’s of Hollywood, Inc., the subsidiaries of Frederick’s of Hollywood, Inc. listed therein and Credit Agricole Indosuez, as Agent, as amended; (2) Security Pledge Agreement dated as of January 7, 2003, among FOH Holdings, Inc., Frederick’s of Hollywood, Inc., the subsidiaries of Frederick’s of Hollywood, Inc. listed therein and Credit Agricole Indosuez, as Agent, as amended ; and (3) Intellectual Property Security Agreement dated as of January 7, 2003, among FOH Holdings, Inc., Frederick’s of Hollywood, Inc., the subsidiaries of Frederick’s of Hollywood, Inc. listed therein and Credit Agricole Indosuez (a/k/a Calyon), as Agent, as amended (“Security Agreements”).

W  I  T  N  E  S  S  E  T  H :

WHEREAS, pursuant to that certain Tranche A/B and Tranche C Term Loan Agreement, dated as of June 30, 2005, as amended by Amendment No. 1, dated July 20, 2005 and Amendment No. 2, dated November 23, 2005 (as so amended and restated from time to time, the “Term Loan Agreement”), by and among Frederick’s of Hollywood, Inc., a Delaware corporation (“Borrower”), FOH Holdings, Inc., a Delaware corporation (“Holdings”), Frederick’s of Hollywood Stores, Inc., a Nevada corporation (“Stores”), Fredericks.com, Inc., a Nevada corporation (“Internet”), Hollywood Mail Order, LLC, a Nevada limited liability company (“Mail Order”, and, collectively with Group, the Borrower, Holdings, Stores and Internet, the “Existing Credit Parties”), the lending institutions party or successor to a party thereto as lenders (each being a “Lender” and collectively, the “Lenders”), and Agent, the Lenders are willing to make certain financial accommodations available to Borrowers from time to time pursuant to the terms and conditions thereof; and

WHEREAS, by Instrument of Resignation, Appointment and Acceptance, dated as of March 24, 2005, Fursa SPV LLC (formerly known as Mellon HBV SPV LLC) accepted appointment as agent and collateral agent under the Term Loan Agreement and Security Agreements in the place of Credit Agricole Indosuez; and

WHEREAS, The Existing Credit Parties wish to amend the terms of the Term Loan Agreement, and the Agent and the Lenders are willing do so, on the terms and conditions set forth in that certain Amendment No. 3 to the Term Loan Agreement (the “Amendment”) of even date by and among the Lenders, the Existing Credit Parties, and the parties hereto, to add Frederick’s of Hollywood Group Inc., a New York corporation (“Group”), as a Credit Party under the Term Loan Agreement; and

WHEREAS, one of the conditions precedent to the effectiveness of the Amendment is that Group become a party to the Security Agreements, and that the execution of the Security Agreements by Group may be accomplished by the execution of this Joinder in favor of Agent; and

WHEREAS, capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Term Loan Agreement;

NOW, THEREFORE, for and in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Group hereby agrees as follows:

1. In accordance with the Amendment, Group, by its signature below, becomes a “Pledgor” under the Security Agreements with the same force and effect as if originally named therein as a “Pledgor” and Group hereby (a) agrees to all of the terms and provisions of the Security Agreements are applicable to it as a “Pledgor” thereunder and (b) represents and warrants that the representations and warranties made by it as a “Pledgor” thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, Group, as security for the payment and performance in full of the Secured Obligations, does hereby grant, assign, and pledge to Agent, for the benefit of the Lenders, a security interest in and to all assets of Group, including, without limitation, all property of the type described as collateral in the Security Agreements to secure the full and prompt payment of the Secured Obligations, including, without limitation, any interest thereon, plus reasonable attorneys’ fees and expenses if the Secured Obligations are collected by law, through an attorney-at-law, or under advice therefrom. Each reference to a “Pledgor” in the Security Agreements shall be deemed to include Group. The Security Agreements are incorporated herein by reference.

2. Group represents and warrants to Agent and the Lenders that this Joinder has been duly executed and delivered by Group and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

3. This Joinder may be executed in multiple counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument. Delivery of a counterpart hereof by facsimile transmission or by e-mail transmission shall be as effective as delivery of a manually executed counterpart hereof.

4. Except as expressly supplemented hereby, the Security Agreements shall remain in full force and effect.

5. This Joinder creates a security interest in favor of the Agent, pursuant to the Security Agreements, in any rights of Group in and to the Pledged Collateral (as defined in each of the Security Agreements), in each case howsoever Group’s interest therein may arise or appear (whether by ownership, security interest, claim or otherwise), except that, with respect to any subsidiary of Group organized outside of the United States or any territory thereof, only the “Applicable Percentage” of all voting (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) equity interests of such subsidiary (or, if less than the Applicable Percentage, all such equity interests owned by Group or its affiliates) shall be pledged hereunder. For this purpose, “Applicable Percentage” means voting equity interests issued by such subsidiary equal to the greater of (x) 66% and (y) such greater percentage that, due to a change in an applicable laws after the date hereof, (1) could not reasonably be expected to cause the undistributed earnings of such foreign subsidiary as determined for United States federal income tax purposes to be treated as a deemed dividend to Group or its affiliates, and (2) could not reasonably be expected to cause any other adverse tax consequences to Group, its affiliates or such foreign subsidiary.

6. This Joinder shall be construed in accordance with and governed by the laws of the State of New York without regard to its conflicts of laws rules.

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IN WITNESS WHEREOF, Group and Agent have duly executed this Joinder to the Security Agreement as of the day and year first above written.

GROUP:	FREDERICK’S OF HOLLYWOOD GROUP INC.
	By:	/s/ Thomas Rende
	Name:	Thomas Rende
	Title:	Chief Financial Officer

AGENT:	FURSA ALTERNATIVE STRATEGIES LLC
	By:	/s/ Patrick Brennan
	Name:	Patrick Brennan
	Title:	Chief Administrative Officer